                                                                       EXHIBIT A

FOR IMMEDIATE RELEASE

Media contact:
Jim Fitzpatrick
The Dilenschneider Group
312/553-0700
jfitzpatrick@dgi-chicago.com



             UNITED FINANCIAL MORTGAGE CORP. WELCOMED TO CHICAGO
                      STOCK EXCHANGE IN LISTING CEREMONY


CHICAGO, IL, July 1, 1998 - In a listing ceremony held June 23rd, Oak Brook-based United Financial Mortgage Corp. (CHX:UFM), a national residential mortgage banker, was formally welcomed to trading on the Chicago Stock Exchange
(CHX).

     United Financial, licensed as a mortgage banker in 25 states, completed its Initial Public Offering of 800,000 shares on June 4, raising $5.2 million in capital for the company, which it plans to use to strengthen its balance sheet, increasing its capacity to raise additional capital for mortgage lending activities.

     "We are absolutely delighted to be listed on the Chicago Stock Exchange," said Joseph Khoshabe, president and chief executive officer of United Financial Mortgage Corp. "Making the transition from a privately held company to a publicly traded entity will provide us with the market liquidity and market recognition to help us continue our growth."